Exhibit 10.34

Execution Version

CONTINUING GUARANTY

This CONTINUING GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of June 11, 2021, is executed and delivered by (i) UNIFUND HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), (ii) CREDIT CARD RECEIVABLES FUND INCORPORATED, an Ohio corporation (“CCRF”), (iii) ZB LIMITED PARTNERSHIP, a Delaware limited partnership (“ZB”; ZB, together with CCRF, “Parent”), (iv) Unifund CCR Partners, a New York general partnership, (v) Vintage Receivables LLC, an Ohio limited liability company, (vi) Unifund Portfolio A, LLC, an Ohio limited liability company, (vii) Unifund Portfolio B, LLC, an Ohio limited liability company, (viii) Unifund Portfolio GER, LLC, an Ohio limited liability company, (ix) Recovery Decision Science, LLC, an Ohio limited liability company, (x) Unipac V, LLC, an Ohio limited liability company, (xi) Unipac IX, LLC, an Ohio limited liability company, (xii) Unipac VI Holdings, LLC, an Ohio limited liability company, (xiii) Unipac VI, LLC, an Ohio limited liability company, (xiv) Pilot Receivables Management, LLC, an Ohio limited liability company, (xv) Distressed Asset Portfolio II, LLC, an Ohio limited liability company, (xvi) Distressed Asset Portfolio III, LLC, an Ohio limited liability company, (xvii) FRIC Holding Corporation, an Ohio corporation, (xiii) FRIC Acquisition Inc., an Ohio corporation (xix) Capilano Holdings Corporation, a Nevada corporation, (xx) Hollyburn Holdings Corporation, a Nevada corporation, (xxi) First Resolution Investment Corporation, a Nevada corporation, and (xxii) Techwoods Holdings, LLC, an Ohio limited liability company (the entities set forth in the immediately preceding clauses (iv) thorough (xxii), collectively, the “Subsidiaries”; Holdings, Parent and the Subsidiaries, collectively with any other Person (as defined in the Credit Agreement, defined below) that may become a party hereto, the “Guarantors” and each individually, a “Guarantor”), in favor of CCP AGENCY, LLC, a Delaware limited liability company, as administrative agent for the Lender Group defined below (in such capacity, together with its successors and permitted assigns, if any, in such capacity, “Agent”), in light of the following:

WHEREAS, contemporaneously herewith, UNIFUND CCR, LLC, an Ohio limited liability company (“Borrower”), Parent, Holdings, the lenders from time to time party thereto (the “Lenders”) and Agent are entering into that certain Credit Agreement of even date herewith (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”), pursuant to which Agent and the Lenders have agreed, among other things, subject to the terms and conditions of the Credit Agreement, to extend certain loans and other financial accommodations to the Borrower;

WHEREAS, the Borrower and the Guarantors, though separate legal entities, are each Affiliates (as defined in the Credit Agreement) of each other and comprise one integrated financial enterprise, and such loans and financial obligations will inure, directly or indirectly, to the benefit of each of the Guarantors; and

WHEREAS, in order to induce Agent and the Lenders to enter into the Credit Agreement and to extend the loans and other financial accommodations to Borrower pursuant to the Credit Agreement, each Guarantor has agreed to guaranty the Guarantied Obligations (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and in consideration of the foregoing, each Guarantor hereby jointly and severally agrees as follows:

1.              Definitions and Construction.

(a)            Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

“Borrower” has the meaning set forth in the recitals to this Guaranty.

“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.

“Guarantied Obligations” means all of the Loans and all of the other Obligations, whether now or hereafter arising, whether for principal, interest accruing on the Loans and all other Obligations, including all interest, fees, Prepayment Premiums, costs and other amounts owing with respect thereto (including all interest, fees, Prepayment Premiums, costs and other amounts that accrue after the commencement of any bankruptcy or other insolvency proceeding irrespective of whether a claim therefor is allowed or allowable in such case or proceeding), and includes any and all reasonable and documented expenses (including counsel fees and expenses as set forth in Section 9.02(b) of the Credit Agreement) incurred by the Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by Borrower to the Agent or any Lender under any Loan Document but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization or other insolvency proceeding involving Borrower or any other guarantor (including any other Guarantor).

“Guarantor” and “Guarantors” have the meaning set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

“Lender Group” means the Agent, the Lenders, and any other Secured Person (if any) as defined in the Credit Agreement.

“Voidable Transfer” has the meaning set forth in Section 10 of this Guaranty.

(b)            Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of each Guarantor and Agent. Any reference herein to the satisfaction or payment in full of the Guarantied Obligations shall mean the payment in full in cash of all Guarantied Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2.              Guarantied Obligations.

(a)            Each Guarantor, on a joint and several basis, hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until the Payment in Full thereof, in cash, has been made, (i) the due and punctual payment of all of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (ii) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement and under each of the other Loan Documents.

(b)            Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under Applicable Laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2(c)). The provisions of this Section 2(b) shall be implemented automatically without the need for any amendment or modification to this Guaranty.

(c)            Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7(d) of this Guaranty. The provisions of this Section 2(c) shall in no respect limit the obligations and liabilities of any Guarantor to Agent and the Lender Group, and each Guarantor shall remain liable to Agent and the Lender Group for the full amount guaranteed by such Guarantor hereunder.

3.              Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by Applicable Law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, (d) no payment by any Guarantor, Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment by Borrower or from any source other than a Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

4.              Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (ii) of Section 2(a) of this Guaranty in the manner provided in the Credit Agreement or any other Loan Document, each Guarantor, on a joint and several basis, immediately shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.

5.              Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor (including any other Guarantor) of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group, that the obligations of each Guarantor hereunder are independent of the obligations of Borrower or any other guarantor (including any other Guarantor), and that a separate action may be brought against any Guarantor, whether such action is brought against Borrower or any other guarantor (including any other Guarantor) or whether Borrower or any other guarantor (including any other Guarantor) is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against Borrower or any other guarantor (including any other Guarantor), or the enforcement of any lien or realization upon any security by any member of the Lender Group. Each Guarantor hereby agrees that any release which may be given by Agent or any member of the Lender Group to Borrower or any other guarantor (including any other Guarantor), or with respect to any property or asset subject to a Lien, shall not release such Guarantor. Each Guarantor consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of Borrower or any other guarantor (including any other Guarantor) in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.              Representations and Warranties.

Each Guarantor represents and warrants that:

(a)            it is duly organized and existing and in good standing (or the equivalent) under the laws of the jurisdiction of its organization and is qualified to do business as a foreign entity in each jurisdiction in which the failure of such Guarantor to be so qualified could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to otherwise effect in a materially adverse manner the business operations of such Guarantor;

(b)            it has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and has all requisite power and authority to execute and deliver, and perform all of its obligations under this Guaranty;

(c)            the execution, delivery, and performance by such Guarantor of this Guaranty has been duly authorized by all necessary action on the part of such Guarantor;

(d)            the execution, delivery, and performance by such Guarantor of this Guaranty does not and will not (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of such Guarantor, or any Contract to which such Guarantor is a party, or by which such Guarantor or any assets or properties of such Guarantor are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except for any Lien in favor of Agent, for the benefit of Agent and the Lender Group, as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or any other Loan Party pursuant to, any such Organic Document, Contract or otherwise;

(e)            the execution, delivery, and performance by such Guarantor of this Guaranty does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than consents or approvals that have been obtained and that are still in force and effect;

(f)             this Guaranty has been duly executed and delivered by such Guarantor and constitutes the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability; and

(g)            after giving effect to the making of the Loans on the date hereof and the effectiveness of this Guaranty: (1) the Guarantors, taken as a whole and on a consolidated basis, are not insolvent nor do they have unreasonably small capital for their business, (2) the fair saleable value of all of the assets and properties of each of the Guarantors, taken as a whole and on a consolidated basis, exceeds the aggregate liabilities and Indebtedness of each such Guarantor (including contingent liabilities), (3) such Guarantor is not contemplating either the filing of a petition under any state, federal or other bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property, (4) such Guarantor has no knowledge of any Person contemplating the filing of any such petition against such Guarantor, and (5) such Guarantor reasonably anticipates that it will be able to pay its debts as they mature.

7.              Waivers.

(a)            To the fullest extent permitted by Applicable Law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under any of the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(b)            To the fullest extent permitted by Applicable Law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group to institute suit against Borrower or any other guarantor (including any other Guarantor) or to exhaust any rights and remedies which any member of the Lender Group has or may have against Borrower or any other guarantor (including any other Guarantor). In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent or the Lender Group, as applicable, by such Guarantor. To the fullest extent permitted by Applicable Law, each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and Paid in Full, to the extent of any such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c)            To the fullest extent permitted by Applicable Law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Borrower or any other party liable to any member of the Lender Group in respect of the Guarantied Obligations other than defense of payment; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrower or other guarantors (including any other Guarantor) or sureties; and (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(d)            Until this Guaranty is terminated in accordance with Section 25 of this Guaranty, (i) each Guarantor hereby postpones and agrees not to exercise any right of subrogation such Guarantor has or may have as against Borrower or any other Person with respect to the Guarantied Obligations; (ii) each Guarantor hereby postpones and agrees not to exercise any right to proceed against Borrower or any other Person now or hereafter liable on account of the Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent); and (iii) each Guarantor hereby postpones and agrees not to exercise any right it may have to proceed or to seek recourse against or with respect to any property or asset of Borrower or any other Person now or hereafter liable on account of the Obligations. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, Borrower or any other guarantor (including any other Guarantor) if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the stock or other equity interests of Borrower or such other guarantor (including any other Guarantor) whether pursuant to any Loan Document or otherwise.

(e)            If any of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of a Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by Applicable Law, before or after enforcing this Guaranty, without diminishing or affecting the liability of such Guarantor hereunder. Each Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of any Guarantor against Borrower or other guarantors (including any other Guarantor) or sureties, and (b) absent the waiver given by any Guarantor herein, such an election would estop any member of the Lender Group from enforcing this Guaranty against each Guarantor. Understanding the foregoing, and understanding that each Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, each Guarantor hereby waives any right to assert against any member of the Lender Group any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group to nonjudicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement. Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors (including any other Guarantor) or sureties.

(f)             Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor waives all rights and defenses that such Guarantor may have if all or part of the Guarantied Obligations are secured by real property. This means, among other things:

(i)             Any member of the Lender Group may collect from each Guarantor without first foreclosing on any real or personal property collateral that may be pledged by any other Guarantor, Borrower, or any other guarantor.

(ii)            If any member of the Lender Group forecloses on any real property collateral that may be pledged by any Guarantor, Borrower or any other guarantor:

(1)            The amount of the Guarantied Obligations or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)            Agent may collect from each Guarantor even if any member of the Lender Group, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower or any other Guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have if all or part of the Guarantied Obligations are secured by real property.

(g)            WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW.

(h)            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby also agrees to the following waivers:

(i)             Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents. Each Guarantor agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or the Guarantied Obligations are unenforceable in whole or in part, or Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations.

(ii)            Each Guarantor waives all benefits and defenses to the extent of Applicable Law with respect to its obligations under this Guaranty (other than defense of payment) and agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against each Guarantor shall continue until all sums due under the Loan Documents have been Paid in Full and this Guaranty is terminated in accordance with Section 25 of this Guaranty and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s or other Person’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor (including any other Guarantor) of Borrower’s obligations under any other Loan Document, any pledgor of collateral for any Person’s obligations to Agent or any other Person in connection with the Loan Documents.

(iii)           Each Guarantor waives all benefits and defenses to the extent of Applicable Law with respect to its obligations under this Guaranty (other than defense of payment), including the right to require Agent to (A) proceed against Borrower, any guarantor (including any other Guarantor) of Borrower’s obligations under any Loan Document, any other pledgor of collateral for any Person’s obligations to Agent or any other Person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for such Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor (including any other Guarantor) of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Agent or any other Person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

8.              Releases; Modifications; Amendments. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without limiting or impairing any of the obligations of such Guarantor hereunder, any member of the Lender Group may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Obligations, or discharge the performance of the Obligations, or may refuse to enforce the Obligations, or otherwise elect not to enforce the Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to Borrower or any other guarantor (including any other Guarantor) in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations, the Credit Agreement or any other Loan Document (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute Borrower or any guarantor (including any other Guarantor), if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

9.              No Election. The Lender Group shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized Payment in Full of the Guarantied Obligations by such action or proceeding.

10.            Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty by any Guarantor or the transfer by any Guarantor to Agent or any member of the Lender Group of any property of any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Agent or any member of the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Agent or any member of the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.            Financial Condition of the Borrower. Each Guarantor represents and warrants to the Lender Group that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Lender Group that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors (including any other Guarantor), if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

12.            Payments; Application. All payments to be made hereunder by each Guarantor shall be made in U.S. Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

13.            Attorneys’ Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable and documented attorneys’ fees and all other reasonable and documented out of pocket costs and expenses which may be incurred by Agent or any Lender (limited to one counsel for all Lenders other than the Agent) in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

14.            Notices. All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance Section 9.06 of the Credit Agreement. All notices and other communications hereunder to any Guarantor shall be in writing and shall be mailed, sent, or delivered to Guarantor at the following address in accordance with Section 9.06 of the Credit Agreement:

Attention:

Facsimile:

Email:

with a copy to:

Attention:

Email:

15.            Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by Applicable Law. No delay or omission by the Lender Group or Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

16.            Severability of Provisions. If any provision of this Guaranty is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Guaranty, as the situation may require, and this Guaranty shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein.

17.            Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantors and the Lender Group pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor directly affected thereby and Agent. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18.            Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and permitted assigns of the Lender Group; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void. In the event of any assignment, participation or other transfer of rights by the Lender Group pursuant to the terms of the Credit Agreement, the rights and benefits herein conferred upon the Lender Group shall automatically extend to and be vested in such assignee or other transferee.

19.            No Third Party Beneficiary. This Guaranty is solely for the benefit of each member of the Lender Group and each of their successors and assigns and may not be relied on by any other Person.

20.            CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; SERVICE OF PROCESS.

THIS GUARANTY, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS GUARANTY WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, IN AGENT’S SOLE DISCRETION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH PARTY HERETO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AGREES TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS NOTICE ADDRESS SET FORTH IN SECTION 14 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT’S OPTION, BY SERVICE UPON SUCH GUARANTOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

21.            Currency/Payment Without Deduction/Gross-Up. All payments to be made to Agent or any member of the Lender Group under this Guaranty shall be made in U.S. Dollars (“Contractual Currency”) and shall be made free and clear of and (save as required by law) without deduction for or on account of any tax, withholding, charges, set-off or counterclaim pursuant to the terms of the Credit Agreement. If any Guarantor is required by law to make a deduction or withholding from any payment made under this Guaranty then the sum payable by such Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Agent and each member of the Lender Group receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which Agent each such member of the Lender Group would have received and so retained had no such deduction or withholding been made or been required to be made.

22.            Currency Indemnity. Any amount received or recovered by Agent or any member of the Lender Group in respect of any sum expressed to be due to it from any Guarantor under this Guaranty in a currency other than the Contractual Currency in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of any Guarantor or otherwise) shall only constitute a discharge to such Guarantor to the extent of the amount of the Contractual Currency that the Agent or applicable member of the Lender Group is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt of recover (or, if later, the first date on which such purchase is practicable). If the amount of the Contractual Currency so purchased is less than the amount of the Contractual Currency so expressed to be due, each Guarantor shall indemnify Agent each such member of the Lender Group against any loss sustained by it as a result, including the cost of making any such purchase.

23.            Captions. The Article and Section headings in this Guaranty are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Guaranty.

24.            Counterparts; Electronic Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

25.            Continuing Guaranty/Termination. Subject to Section 10 of this Guaranty, this Guaranty shall continue to be in effect at all times from and after the date hereof until all of the Guarantied Obligations are Paid in Full.

26.            Credit Agreement/Agreement to be Bound. Each Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to such Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, each Guarantor hereby: (a) makes to each of the Agent and the Lender Group each of the representations and warranties set forth in the Credit Agreement to the extent applicable to such Guarantor fully as though such Guarantor were a party thereto; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that the Borrower or any other Loan Party agrees and covenants to cause such Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that the Borrower or any other Loan Party agrees and covenants to cause such Guarantor not to do, in each case, fully as though such Guarantor was a party thereto.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the date first written above.

CREDIT CARD RECEIVABLES FUND INCORPORATED, as Parent

By:	/s/ Scott Walther
Name: Scott Walther
Title: Vice President, Finance

ZB LIMITED PARTNERSHIP, as Parent

By:	/s/ Jay Zises
Name: Jay Zises
Title: President

UNIFUND HOLDINGS, LLC, as Holdings

By:	/s/ Scott Walther
Name: Scott Walther
Title: Vice President, Finance

UNIFUND CCR PARTNERS,
VINTAGE RECEIVABLES LLC,
UNIFUND PORTFOLIO A, LLC,
UNIFUND PORTFOLIO B, LLC,
UNIFUND PORTFOLIO GER, LLC,
RECOVERY DECISION SCIENCE, LLC,
UNIPAC V, LLC,
UNIPAC IX, LLC,
UNIPAC VI HOLDINGS, LLC,
UNIPAC VI, LLC,
PILOT RECEIVABLES MANAGEMENT, LLC,
DISTRESSED ASSET PORTFOLIO II, LLC,
DISTRESSED ASSET PORTFOLIO III, LLC,
FRIC HOLDING CORPORATION,
FRIC ACQUISITION INC.,
CAPILANO HOLDINGS CORPORATION,

Signature Page to Continuing Guaranty

HOLLYBURN HOLDINGS CORPORATION,
FIRST RESOLUTION INVESTMENT CORPORATION,
TECHWOODS HOLDINGS, LLC, each as a Guarantor

By:	/s/ Scott Walther
Name: Scott Walther
Title: Vice President, Finance

CCP AGENCY, LLC, as Agent

By:	/s/ Jason Gelberd
Name: Jason Gelberd
Title: Partner

Signature Page to Continuing Guaranty